Exhibit 99.3

DIGIMARC CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition by Digimarc Corporation (“Digimarc”) of Attributor Corporation (“Attributor”) on December 3, 2012. The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”) along with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements. The allocation of the purchase price used in the unaudited pro forma combined financial statements is based upon provisional estimates. These provisional estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as Digimarc receives additional information relating to the acquisition.

The unaudited pro forma combined balance sheet as of September 30, 2012 reflects the acquisition as if it had been completed on September 30, 2012 and was derived from the historical unaudited balance sheet of Digimarc as of September 30, 2012 combined with Attributor’s historical unaudited balance sheet as of September 30, 2012.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 illustrate the effect of the acquisition of Attributor as if it had occurred on January 1, 2011. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2012 combines the historical unaudited statement of operations of Digimarc for the nine months ended September 30, 2012 and Attributor’s historical unaudited statement of operations for the nine months ended September 30, 2012. The unaudited pro forma combined statement of operations for the year ended December 31, 2011 combines the historical audited statement of operations of Digimarc for the year ended December 31, 2011 and Attributor’s historical audited statement of operations for the year ended December 31, 2011.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and accompanying notes contained in the Digimarc Annual Report on Form 10-K for the year ended December 31, 2011 and the Digimarc Quarterly Report on Form 10-Q for the period ended September 30, 2012 as well as the historical financial statements and accompanying notes for Attributor contained in Exhibit 99.1 included herewith.

The unaudited pro forma combined financial information is presented based on the assumptions and adjustments described in the accompanying notes which we believe are reasonable. The historical financial information has been adjusted to give effect to pro forma adjustments that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) for the purposes of the pro forma combined statements of operations, expected to have a continuing impact on the combined results of Digimarc. The unaudited pro forma combined financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur or post-integration cost reductions that may be realized as such adjustments would be forward-looking.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial position.

Digimarc Corporation

Pro Forma Combined Balance Sheet (Unaudited)

As of September 30, 2012

(In thousands)

	Digimarc	Attributor	Pro Forma Adjustments (Note 3)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$8,669	$448	$(5,632)	(a)	$3,485
Marketable securities	21,759	—	—		21,759
Trade accounts receivable, net	3,630	686	—		4,316
Other current assets	1,333	75	(59)	(d)	1,349

Total current assets	35,391	1,209	(5,691)		30,909
Marketable securities	12,652	—	—		12,652
Property and equipment, net	1,327	92	—		1,419
Intangibles, net	3,570	—	3,020	(b)	6,590
Goodwill	—	—	1,114	(c)	1,114
Deferred tax assets, net	2,145	—	1,225	(d)	3,370
Other assets	188	—	—		188

Total assets	$55,273	$1,301	$(332)		$56,242

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$842	$622	$—		$1,464
Income taxes payable	875	—	—		875
Deferred revenue	2,156	592	(233)	(e)	2,515

Total current liabilities	3,873	1,214	(233)		4,854
Deferred rent and other long-term liabilities	397	—	190	(f)	587

Total liabilities	4,270	1,214	(43)		5,441
Commitments and contingencies

Shareholders’ equity:
Preferred stock	50	21,710	(21,710)	(g)	50
Common stock	7	5,506	(5,506)	(g)	7
Additional paid-in capital	38,140	886	(886)	(g)	38,140
Retained earnings (accumulated deficit)	12,806	(28,015)	27,813	(a)(g)	12,604

Total shareholders’ equity	51,003	87	(289)		50,801

Total liabilities and shareholders’ equity	$55,273	$1,301	$(332)		$56,242

Digimarc Corporation

Pro Forma Combined Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2012

(In thousands, except per share amounts)

	Digimarc	Attributor	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Revenue:
Service	$8,273	$—	$—		$8,273
License and subscription	26,788	3,852	—		30,640

Total revenue	35,061	3,852	—		38,913
Cost of revenue:
Service	4,544	—	—		4,544
License and subscription	316	1,267	281	(h)(j)	1,864

Total cost of revenue	4,860	1,267	281		6,408
Gross profit	30,201	2,585	(281)		32,505
Operating expenses:
Sales and marketing	2,914	1,384	436	(h)(j)	4,734
Research, development and engineering	6,464	1,764	47	(h)	8,275
General and administrative	7,231	789	117	(h)(i)(j)(k)	8,137
Intellectual property	919	—	—		919

Total operating expenses	17,528	3,937	600		22,065

Operating income (loss)	12,673	(1,352)	(881)		10,440
Net loss from joint ventures	(1,107)	—	—		(1,107)
Interest income (expense), net	139	—	—		139

Income (loss) before income taxes	11,705	(1,352)	(881)		9,472
(Provision) benefit for income taxes	(4,487)	—	759	(l)	(3,728)

Net income (loss)	$7,218	$(1,352)	$(122)		$5,744

Earnings per share:
Net income per share - basic	$1.02				$0.80
Net income per share - diluted	$0.98				$0.78
Weighted average shares outstanding - basic	6,745		54	(m)	6,799
Weighted average shares outstanding - diluted	6,980		54	(m)	7,034

Digimarc Corporation

Pro Forma Combined Statement of Operations (Unaudited)

For the Year Ended December 31, 2011

(In thousands, except per share amounts)

	Digimarc	Attributor	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Revenue:
Service	$12,395	$—	$—		$12,395
License and subscription	23,644	3,639	(233)	(e)	27,050

Total revenue	36,039	3,639	(233)		39,445
Cost of revenue:
Service	6,638	—	—		6,638
License and subscription	299	1,278	375	(h)(j)	1,952

Total cost of revenue	6,937	1,278	375		8,590
Gross profit	29,102	2,361	(608)		30,855
Operating expenses:
Sales and marketing	4,336	2,102	581	(h)(j)	7,019
Research, development and engineering	7,327	2,136	63	(h)	9,526
General and administrative	9,956	950	369	(h)(i)(j)	11,275
Intellectual property	1,094	—	—		1,094

Total operating expenses	22,713	5,188	1,013		28,914

Operating income (loss)	6,389	(2,827)	(1,621)		1,941
Net loss from joint ventures	(2,714)	—	—		(2,714)
Interest income (expense), net	195	(433)	—		(238)

Income (loss) before income taxes	3,870	(3,260)	(1,621)		(1,011)
(Provision) benefit for income taxes	1,786	—	1,660	(l)	3,446

Net income (loss)	$5,656	$(3,260)	$39		$2,435

Earnings per share:
Net income per share - basic	$0.84				$0.36
Net income per share - diluted	$0.76				$0.33
Weighted average shares outstanding - basic	6,741		54	(m)	6,795
Weighted average shares outstanding - diluted	7,430		54	(m)	7,484

1. Basis of Presentation

The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition by Digimarc of Attributor on December 3, 2012. The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting in accordance with ASC 805 along with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements. The allocation of the purchase price used in the unaudited pro forma combined financial statements is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as Digimarc receives additional information relating to the acquisition.

The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments.

The unaudited pro forma combined balance sheet as of September 30, 2012 gives effect to the acquisition of Attributor as if it was completed on September 30, 2012, and was derived from the historical unaudited balance sheet of Digimarc as of September 30, 2012 combined with Attributor’s historical unaudited balance sheet as of September 30, 2012.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 illustrate the effect of the acquisition of Attributor as if it had occurred on January 1, 2011. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2012 combines the historical unaudited statement of operations of Digimarc for the nine months ended September 30, 2012 and Attributor’s historical unaudited statement of operations for the nine months ended September 30, 2012. The unaudited pro forma combined statement of operations for the year ended December 31, 2011 combines the historical audited statement of operations of Digimarc for the year ended December 31, 2011 and Attributor’s historical audited statement of operations for the year ended December 31, 2011.

2. Description of Acquisition

On December 3, 2012, Digimarc acquired Attributor pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Digimarc, DA Sub Inc., a wholly owned subsidiary of Digimarc (“Merger Sub”), Attributor, and Fortis Advisors LLC, as the representative for Attributor’s security holders. In accordance with the terms of the Merger Agreement, Merger Sub merged with and into Attributor (the “Merger”), with Attributor surviving the Merger as a wholly owned subsidiary of Digimarc.

Under the terms of the Merger Agreement, the closing merger consideration to be paid was $5.6 million in cash less certain adjustments. The amount of cash paid at closing by Digimarc was $5.4 million after adjustments. Additionally, $0.2 million of the $5.4 million closing merger consideration was placed into an escrow account and is subject to any indemnification claims for a period of up to 17 months. The Attributor stockholders may also receive up to an additional $0.9 million of cash consideration that is contingent upon Attributor meeting certain performance objectives for the fiscal years ending December 31, 2012 and 2013, as set forth in the Merger Agreement. The contingent cash payment, if earned, will be made in March 2014. In addition, certain key employees of Attributor received a total of $1.0 million of restricted shares of common stock of Digimarc, issued pursuant to Digimarc’s 2008 Incentive Plan.

The total purchase price is as follows (in thousands):

Closing merger consideration	$5,442
Estimated fair value of contingent consideration	190

Total purchase price	$5,632

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, total purchase price as shown in the table above is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price was allocated using the information currently available, and Digimarc may adjust the preliminary purchase price allocation after obtaining more information.

The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill. The preliminary allocation of the purchase price at the December 3, 2012 acquisition date is as follows (in thousands):

Total purchase price		$5,632

Estimated fair value of net tangible assets acquired and (liabilities assumed):
Cash and cash equivalents	$350
Trade accounts receivable	527
Other current assets	18
Property and equipment and other	102
Deferred tax assets, net	1,225
Accounts payable and other accrued liabilities	(499)
Deferred revenue	(225)

Estimated fair value of identifiable intangible assets acquired:
Existing technology	1,560
Customer relationships	290
Backlog	760
Tradenames	290
Non-solicitation agreements	120

Preliminary goodwill		$1,114

3. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma combined balance sheet and unaudited pro forma combined statements of operations (in thousands):

a.	To record the closing merger consideration of $5,442 and the non-recurring direct and incremental acquisition-related costs of $190 incurred by Digimarc. Acquisition related costs incurred by Attributor were paid from the closing merger consideration.

b.	To record estimated fair value of identifiable intangible assets acquired as follows:

Existing technology	$1,560
Customer relationships	290
Backlog	760
Tradenames	290
Non-solicitation agreements	120

Total estimated fair value of identifiable intangible assets acquired	$3,020

c.	To record preliminary goodwill of $1,114.

d.	To record preliminary deferred tax assets acquired of $1,166, of which ($59) is included in other current assets.

e.	To reduce deferred revenue to estimated fair value. The estimated fair value is based on the cost to complete the outstanding obligations required to earn the deferred revenue plus a normal profit margin. The reduction in deferred revenues also reduces subscription revenue reflected in the pro forma combined statement of operations for the year ended December 31, 2011 by $233.

f.	To record estimated fair value of the contingent consideration of $190.

g.	To eliminate Attributor’s historical shareholders’ equity balances.

h.	To record stock-based compensation expense for restricted awards in Digimarc common stock granted to Attributor employees as part of the transaction, which require continuing employment, as follows:

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Stock-based compensation expense:
Cost of revenue	$47	$63
Sales and marketing	47	63
Research, development and engineering	47	63
General and administrative	238	316

Total stock-based compensation expense	$379	$505

i.	To eliminate stock-based compensation expense of $56 and $67 recognized during the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively, for stock options and restricted stock under Attributor’s Stock Plan that was cancelled as part of the transaction.

j.	To record estimated amortization of identifiable intangible assets acquired as follows:

	Estimated Life (years)	Estimated Fair Value	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Amortization expense:
Cost of revenue:
Existing technology	5	$1,560	$234	$312
Sales and marketing:
Customer relationships	7	290	31	41
Backlog	2	760	285	380
Tradenames	3	290	73	97
General and administrative:
Non-solicitation agreements	1	120	0	120

Total amortization expense		$3,020	$623	$950

k.	To eliminate non-recurring direct and incremental acquisition-related costs of $65 incurred by Attributor during the nine-months ended September 30, 2012.

l.	To record the income tax benefit on pre-tax losses incurred by Attributor, at a statutory tax rate of 34%, that would have been recognized by Digimarc on a consolidated basis. The tax benefits are $1,108 for the year ended December 31, 2011 and $459 for the nine months ended September 30, 2012. The adjustment also includes the income tax impact of the pro forma adjustments at the statutory tax rate of 34%. The tax benefits are $552 for the year ended December 31, 2011 and $300 for the nine months ended September 30, 2012.

m.	To reflect the impact on weighted average shares outstanding for the restricted shares of Digimarc common stock issued in connection with the acquisition.